Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE LAB ANNOUNCES $60,000,000 “AT-THE-MARKET” EQUITY OFFERING PROGRAM

AMSTERDAM (9 June 2022) — Core Laboratories N.V. (NYSE and Euronext Amsterdam: “CLB”) (“Core,” “Core Lab” or the “Company”) announced today that it has established an “at-the-market” equity offering program (the “ATM Program”) under which it may, from time to time, sell its common shares having an aggregate sales price of up to $60,000,000 (the “Shares”), and has entered into an equity distribution agreement (“Equity Distribution Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”) and BofA Securities, Inc. (“BofAS”), as sales agents.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Wells Fargo Securities and BofAS will use reasonable efforts consistent with their normal trading and sales practices, applicable laws and the rules of the New York Stock Exchange to sell the Shares from time to time based upon Core Lab’s instructions for the sales, including price, time or size limits specified by Core Lab. Pursuant to the Equity Distribution Agreement, sales of the Shares may be made by any method permitted by law, including in ordinary brokers’ transactions, negotiated transactions, block trades and transactions deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended. Each of Wells Fargo Securities’ and BofAS’ obligations to sell the Shares under the Equity Distribution Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

Core Lab has agreed to reimburse Wells Fargo Securities and BofAS for certain specified expenses and has also agreed to provide Wells Fargo Securities and BofAS with customary indemnification and contribution rights. Core Lab is not obligated to sell any Shares under the Equity Distribution Agreement and may at any time suspend solicitation and offers under the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated with respect to either of Wells Fargo Securities or BofAS by Core Lab at any time by giving written notice to Wells Fargo Securities or BofAS, as applicable, for any reason, or by either of Wells Fargo Securities or BofAS at any time by giving written notice to Core Lab for any reason, or immediately under certain circumstances, including, but not limited to, the occurrence of a material adverse change in the Company. The ATM Program pursuant to the Equity Distribution Agreement will automatically terminate upon the issuance and sale of all of the Shares through Wells Fargo Securities or BofAS.

Core Lab intends to use the net proceeds from the sales of the Shares, if any, for general corporate purposes, which may include, among other things, investments in the development of new products and technology, capital expenditures, repayments of indebtedness, working capital and potential acquisitions. Pending these uses, Core Lab intends to invest the net proceeds in investment-grade interest-bearing obligations, highly liquid cash equivalents, certificates of deposit or direct or guaranteed obligations of the United States of America.

The Shares will be offered under the Company’s existing shelf registration statement on Form S-3ASR (File No.: 333-245691) filed with the Securities and Exchange Commission (the “SEC”). The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Before making an investment in the Shares, potential investors should read the prospectus and the prospectus supplement for more complete information about Core Lab and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, Wells Fargo Securities or BofAS will arrange, upon request, to send the prospectus. Please direct requests to: (1) Wells Fargo Securities by mail at 500 West 33rd Street, New York, NY 10001, Attention: Equity Syndicate Department, by email to cmclientsupport@wellsfargo.com or by telephone at (833) 690-2713; and/or (2) BofAS by mail at One Bryant Park, New York, New York 10036, Attention: Syndicate Department or by email to dg.ecm_execution_services@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Core Laboratories N.V. is a leading provider of proprietary and patented reservoir description and production enhancement services and products used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release, as well as other statements we make, includes forward-looking statements regarding the future revenue, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company’s outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates, including the ongoing Russia-Ukraine conflict, public health crises, such as the COVID-19 pandemic and any related actions taken by businesses and governments and other factors as more fully described in the Company’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. These important factors could cause the Company’s actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company’s future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Visit the Company’s website at www.corelab.com. Connect with Core Lab on Facebook, LinkedIn and YouTube.

For further information, contact:

Gwen Gresham – SVP Corporate Development and Investor Relations, +1 (713) 328-6210

investor.relations@corelab.com

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